UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  January 19, 2013
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 24, 2013, Diebold, Incorporated (the “Company”) issued a news release announcing certain preliminary fourth quarter and year-end 2012 results. The news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2013, Diebold, Incorporated (the “Company”) announced that Thomas W. Swidarski has stepped down from his positions as the President and Chief Executive Officer of the Company and resigned from the Company's Board of Directors, effective January 19, 2013.

Until a permanent Chief Executive Officer is hired, Henry D.G. Wallace, the Chairman of the Board of Directors of the Company, will assume regular oversight of the Company as its Executive Chairman and will act in the role of the Company's principal executive officer. Mr. Wallace, age 67, is a former group vice president and chief financial officer of the Ford Motor Company (automotive industry). Mr. Wallace has served on the board of directors of Ambac Financial Group, Inc. since 2004 and Lear Corporation since 2005, where he currently serves as Non-Executive Chairman of the Board.

The Company also announced that it had promoted George S. Mayes, Jr. to the newly created position of Chief Operating Officer. Mr. Mayes, age 54, had served in his prior role of Executive Vice President, Global Operations, since 2008, and prior to that had been Senior Vice President, Supply Chain Management, from 2006 until 2008.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description
99.1	News release of Diebold, Incorporated dated January 24, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
January 24, 2013	By:	/s/ Bradley C. Richardson
		Name:	Bradley C. Richardson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	News release of Diebold, Incorporated dated January 24, 2013